Exhibit 10.2

EXECUTION VERSION

Form of LOAN SALE AGREEMENT

among

NMF SLF I, INC.,
as the Seller,

and

NMF SLF I SPV, L.L.C.,
as the Purchaser

Dated as of December 23, 2020

Table of Contents

i

Table of Contents

(continued)

ii

SCHEDULES AND EXHIBITS

Schedule 1	-	Loans

Schedule 2	-	Notice Information

Exhibit A	-	Form of Loan Assignment

THIS LOAN SALE AGREEMENT, dated as December 23, 2020 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between NMF SLF I, INC., a Maryland corporation (together with its successors and assigns in such capacity, the “Seller”), and NMF SLF I SPV, L.L.C., a Delaware limited liability company (together with its successors and assigns in such capacity, the “Purchaser”).

PREAMBLE

WHEREAS, the Purchaser desires to acquire from time to time certain Loans, together with certain related property, as more fully described in the Loan and Security Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), by and among the Purchaser, as the Borrower, the Seller, as the Equityholder and the Seller, New Mountain Finance Advisers BDC, L.L.C., as the Collateral Manager, each of the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian;

WHEREAS, it is a condition to the Purchaser’s acquisition of the Loans from the Seller that the Seller make certain representations, warranties and covenants regarding all Loans and related property sold and transferred pursuant to this Agreement for the benefit of the Purchaser; and

WHEREAS, the Purchaser may from time to time acquire certain Loans from the Seller pursuant to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Section 1.1           Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Conveyed Assets”: Collectively, the Loan Assets.

“Indemnified Party”: The meaning specified in Section 6.1.

“Ineligible Loan”: The meaning specified in Section 7.1.

“Loan”: (a) Any commercial loan or note which is sourced or originated by the Seller or any of its Affiliates and conveyed pursuant to this Agreement and (b) each Ramp-up Participation Interest.

“Loan Assets”: Any assets acquired by the Purchaser from the Seller pursuant to Section 2.1(a), which assets shall, unless the Administrative Agent is otherwise notified at the time of the sale or transfer, include the Seller’s right, title and interest in the following:

(i)            the Loans listed in the related Loan List, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Transfer Date and all insurance proceeds, liquidation proceeds and other proceeds and recoveries thereon, in each case as they arise after the applicable Transfer Date;

(ii)           all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)          all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)          all collections and records (including computer records) with respect to the foregoing;

(v)           all Underlying Instruments relating to the applicable Loan Files; and

(vi)          all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Loan Assignment”: A Loan Assignment executed by the Seller and the Purchaser, substantially in the form of Exhibit A attached hereto.

“Loan List”: Schedule 1 to each Loan Assignment delivered pursuant hereto and Schedule I to this Agreement as updated from time to time pursuant to Section 2.1(a).

“Master Participation Agreement”: The Participation Agreement, dated as of the date hereof, between the Seller, as grantor, and the Purchaser, as the participant, relating to the Ramp-up Participation Interests conveyed on the date hereof.

“Purchaser”: The meaning set forth in the preamble.

“Related Property”: With respect to any Loan, means the interest of the Obligor in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan.

“Repurchase Price”:  As of any date of determination with respect thereto, with respect to any Loan repurchased pursuant to Section 7.1, the Transfer Deposit Amount with respect thereto.

“Seller”:  The meaning set forth in the preamble.

“Seller Retained Interest”:  Accrued and unpaid interest (other than Accreted Interest) and fees with respect to any Loan with respect to that period of time prior to the Transfer Date, with respect to the related Loan.

“Transfer Date”:  The date of transfer of any Loan Assets hereunder.

“Transfer Deposit Amount”: On any date of determination with respect to any Loan, an amount equal to the purchase price (expressed as percentage of par) multiplied by the outstanding principal balance of such Loan on its Transfer Date less any principal received by the Purchaser after such Transfer Date with respect thereto, plus the portion of fees amortized since such Transfer Date as calculated per the Seller’s accounting policies with respect to such Loan.

“Transfer Documents”: The meaning set forth in Section 2.5.

“Underlying Note”: One or more promissory notes executed by the applicable Obligor evidencing a Loan.

Section 1.2        Other Terms.

The interpretive provisions contained in Section 1.2, Section 1.3 and Section 1.4 of the Loan Agreement are hereby incorporated by reference herein.

ARTICLE II
TRANSFER OF THE CONVEYED ASSETS

Section 2.1        Transfer of the Conveyed Assets.

(a)           Each of the Seller and the Purchaser agrees and acknowledges that the Purchaser may, as permitted hereunder and under the Loan Agreement, acquire from the Seller Loan Assets for a purchase price equal to the fair market value thereof as agreed between the Purchaser and the Seller.  Loan Assets will be acquired, in each case, including in respect of the Ramp-up Participation Interests, pursuant to (i) this Agreement upon the delivery from time to time by the Seller to the Purchaser of a Loan Assignment identifying the Loan Assets to be transferred by the Seller to the Purchaser on the related Transfer Date, (ii) the Master Participation Agreement upon the delivery from time to time by the Seller to the Purchaser of a Loan Assignment identifying the Loan Assets to be transferred by the Seller to the Purchaser on the related Transfer Date and (iii) one or more Underlying Assignment Agreements in the form specified in the applicable Underlying Instruments having an effective date as specified in such Underlying Assignment Agreement without further amendment thereof.  From and after the Transfer Date, the Loan Assets listed on Schedule I to the related Loan Assignment shall be deemed added to Schedule 1 hereto.  The purchase price for each Loan Asset shall be paid by the Purchaser in a combination of (i) immediately available funds and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the purchase price, by means of a capital contribution by the Seller to the Purchaser; provided that the Seller may elect to designate all or any portion of the Loan Asset being transferred by it to the Purchaser as a capital contribution to the Purchaser.  Notwithstanding any other provision of this Agreement, only the rights and obligations of the Seller as a lender under such Loan are sold or transferred thereby.  The sale and transfer of any Conveyed Assets hereunder does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Administrative Agent for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Loan.  The exchange of the Conveyed Assets for the payment of the purchase price is intended by the Seller and the Purchaser to be a contemporaneous exchange.  Neither the Seller nor the Purchaser has the right to unilaterally alter, subsequent to the transfer, the consideration given to the Seller for any Conveyed Asset.

(b)           In the case of the Loan Assets to be sold by the Seller to the Purchaser in the form of the Ramp-up Participation Interests pursuant to the Master Participation Agreement, the Seller hereby agrees to use its commercially reasonable best efforts to cause the assignment of legal title to the Ramp-up Participation Interests to the Purchaser to become effective as soon as practicable after the Closing Date, but in no event later than the date that is sixty (60) days after the Closing Date (or such longer period to which the Administrative Agent may agree in its sole discretion) pursuant to the terms and conditions set forth in the Master Participation Agreement. Each of the Seller and the Purchaser agrees (i) to execute and deliver, or to cause to be executed and delivered, all such instruments and (ii) to take all such actions as the other may reasonably request to effectuate the assignment of legal title to the Ramp-up Participation Interests to the Purchaser pursuant to the terms and conditions set forth in the Master Participation Agreement. After the Closing Date, the Seller shall cause the Collections with respect to the participation to be deposited to the Collection Account in the manner provided in the terms and conditions set forth in the Master Participation Agreement.

(c)           Except as specifically provided in this Agreement, the sale or transfer of any Conveyed Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.  Each of the Seller and the Purchaser agrees that (i) the representations and warranties of the Seller in Sections 3.1 and 3.2 hereof and of the Purchaser in Section 3.3 hereof, and the covenants of the Seller herein, including without limitation Section 5.1, will run to and be for the benefit of the Purchaser and the Administrative Agent (as collateral assignee of the Purchaser, on behalf of the Secured Parties) and (ii) either the Purchaser or the Administrative Agent (as collateral assignee of the Purchaser, on behalf of the Secured Parties) may enforce the repurchase obligations of the Seller with respect to breaches of such representations, warranties and covenants as set forth herein.  The parties hereto acknowledge and agree that the Administrative Agent for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants.

(d)           Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement in each and every case is intended to be, is and shall be treated for all purposes (other than tax purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing, a debt or any other obligation and (ii) such Conveyed Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Insolvency Law; provided that, solely for federal income tax reporting purposes, so long as the Purchaser is treated as a “disregarded entity,” the conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser will not be recognized.  It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Conveyed Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, in the event that notwithstanding such intent and agreement, any such Conveyed Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Conveyed Assets (whether now existing or hereafter created).  For such purposes, this Agreement shall constitute a security agreement under the UCC as in effect in the State of New York, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Purchaser.  This grant of a security interest is a supplemental protection to the Purchaser and is not meant to negate or affect in any way the intended sale or transfer of the Conveyed Assets by the Seller to the Purchaser.

(e)           The Seller hereby authorizes the Purchaser to file or cause to be filed, and the Purchaser shall file or shall cause to be filed, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the precautionary security interest granted to the Purchaser pursuant to Section 2.1(d), a precautionary UCC-1 financing statement and any amendments thereto and continuation statements thereto as may be necessary or advisable naming the Seller as debtor, the Purchaser as assignor secured party and the Administrative Agent as assignee secured party, listing all of the Conveyed Assets pledged hereunder as collateral thereunder.

(f)            Notwithstanding the foregoing, no transfer shall occur under this Agreement until receipt by the Administrative Agent, the Collateral Custodian and initial Lender of executed legal opinion or opinions of Schulte Roth & Zabel LLP, counsel to the Purchaser and the Seller, covering (i) non-consolidation of the Purchaser with the Seller and (ii) true sale or true contribution of the Loans from the Seller to the Purchaser, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

Section 2.2        Conveyance of Loan Assets.

(a)            As and when permitted by the Loan Agreement and subject to this Section 2.2 and the satisfaction of the conditions imposed under the Loan Agreement with respect to the acquisition of Loan Assets, including in respect of the Ramp-up Participation Interests set forth on Schedule I to the Master Participation Agreement, the Seller may at its option (but shall not be obligated to), as the Seller may agree with the Purchaser, sell, convey and transfer to the Purchaser all the right, title and interest of the Seller in and to the Loan Assets identified in the related Loan Assignment and Underlying Assignment Agreements, in each and every case without recourse other than as expressly provided herein.

(b)           Concurrently with the transfer of the Ramp-up Participation Interests in the Loan Assets identified on Schedule I to the Master Participation Agreement and the transfer of any additional Loan Assets by the Seller to the Purchaser pursuant to the Master Participation Agreement or this Agreement, (i) the Seller shall transfer to the Collection Account all Principal Collections and Interest Collections (other than Seller Retained Interest) received with respect to such Loan Assets on and after the related Transfer Date, (ii) each of the representations and warranties made by the Seller pursuant to Article III applicable to such Loan Assets shall be true and correct as of the related Transfer Date and (iii) the Seller shall, at its own expense, on or prior to the applicable Transfer Date, indicate in its records that ownership of such Loan Assets has been sold by the Seller to the Purchaser pursuant to this Agreement.

Section 2.3        Direct Assignments.

The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or Underlying Assignment Agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Instruments may reflect that (i) the Seller (or any third party from whom the Seller or the Purchaser may purchase a Loan) is assigning such Loan directly to the Purchaser or (ii) the Purchaser is acquiring such Loan at the closing of such Loan.  Nothing in any such transfer document or Underlying Assignment Agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the sales, conveyances and transfers of the Loans by the Seller to the Purchaser in accordance with the terms of this Agreement.

Section 2.4         Delivery of Documents.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller, on behalf of the Purchaser and the Collateral Manager, will deliver or cause to be delivered to the Collateral Custodian each of the Required Loan Documents with respect to such Loan.

Section 2.5        Assignments.

It is the intention of the Seller and the Purchaser that this Agreement, the Loan List and each Loan Assignment (collectively, the “Transfer Documents”) shall supplement each Underlying Assignment Agreement required to be executed under any Underlying Instrument relating to any Conveyed Asset, and that whenever possible, each provision of the Transfer Documents shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instrument and without replacing or superseding such Underlying Assignment Agreement.  However, to the extent that there is a conflict or inconsistency between any provision of any Transfer Document, on the one hand, and any provision of any Underlying Assignment Agreement, on the other hand, such Underlying Assignment Agreement shall control and prevail to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of such Transfer Document or the remaining provisions of the Transfer Documents, and to the extent any provision of any Transfer Document would conflict with any Underlying Instrument applicable to any Conveyed Asset in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Instrument shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of the Transfer Documents.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each Transfer Date is deemed to make, the representations and warranties (including with respect to any Loan sourced or originated by the Seller which for administrative convenience is assigned directly to the Purchaser or the Purchaser acquires directly at the closing of the Loan in accordance with Section 2.3) set forth in Section 3.1 and, with respect to the Loan Assets transferred on such Transfer Date, Section 3.2, on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Administrative Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party.  Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Seller for the benefit of the Purchaser and the Administrative Agent, as collateral assignee of the Purchaser, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the applicable Transfer Date, but shall survive the sale, transfer and assignment of the Conveyed Assets to the Purchaser hereunder.

Section 3.1        Representations and Warranties of the Seller.

By its execution of this Agreement, the Seller represents and warrants to the Purchaser as of the date hereof and as of each Transfer Date that:

(a)           Organization and Good Standing.  The Seller has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted.  The Seller had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and transfer the Conveyed Assets.

(b)           Due Qualification.  The Seller is (i) duly qualified to do business and is in good standing as a corporation in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to so qualify or have such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.  This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(c)            Power and Authority; Due Authorization; Execution and Delivery.  The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action, the execution, delivery and performance of each Transaction Document to which it is a party and solely with respect to the pledge and assignment of an ownership and security interest in the Conveyed Assets being pledged, sold or transferred on such Transfer Date, on the terms and conditions herein provided.

(d)            Binding Obligation.  Each Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)            No Violation.  The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof (including, without limitation, the use of the proceeds from the sale of the Conveyed Assets being sold on such Transfer Date) will not (i) violate any Governing Documents of the Seller or any Contractual Obligation of the Seller in any material respect, (ii) result in the creation or imposition of any Lien on the Collateral (other than any Permitted Lien), or (iii) violate any Applicable Law in any material respect.

(f)            Agreements.  The Seller is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.  The Seller is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.

(g)            No Proceedings.  There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Seller is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(h)            All Consents Required.  All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of each Transaction Document to which it is a party have been obtained or made, except for filings of UCC-1 financing statements in connection with the transactions contemplated by the Transaction Documents.

(i)            Bulk Sales.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar statutory provisions in effect in any applicable jurisdiction by the Seller.

(j)            Solvency.  The Seller is not the subject of any Insolvency Proceedings or Insolvency Event.  The transactions under the Transaction Documents to which the Seller is a party do not and will not render the Seller not Solvent and the Seller has delivered to the Purchaser and the Administrative Agent on the Closing Date a certification in the form of Exhibit C to the Loan Agreement.

(k)           Taxes.  The Seller has filed or caused to be filed all U.S. federal and other material tax and information returns that are required to be filed by it and has paid or made adequate provisions for the payment of all U.S. federal and other material Taxes and all material assessments made against it or any of its property (other than any amount of Tax that is not yet due or the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no U.S. federal or other material tax lien (other than a Permitted Lien in respect of Taxes) has been filed and, to the Seller’s knowledge, no claim is being asserted with respect to any such Tax, fee or other charge (other than any claim the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller).

(l)            Reports Accurate.  All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Seller to the Purchaser in connection with this Agreement are true, complete and correct in all material respects.

(m)           Location.  The Seller’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Maryland.  The Seller has not changed its location within the four (4) months preceding the Closing Date, except to the extent it has satisfied the requirements of Sections 4.3 and 5.1(d).

(n)            Legal Name.  The Seller’s exact name as of the Closing Date is NMF SLF I, Inc.  As of the Closing Date, the Seller has not had any prior legal names.

(o)           Value Given.  The Seller has received reasonably equivalent value from the Purchaser in consideration for the transfer to the Purchaser of the Conveyed Assets being sold or transferred on such Transfer Date, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(p)           Accounting.  The Seller accounts for the sale, conveyance and transfer of each Conveyed Asset as a sale or capital contribution for legal purposes on its books, records and financial statements, in the case of financial statements, consistent with GAAP and in all cases, consistent with the requirements set forth herein; provided that, solely for federal income tax reporting purposes, so long as the Purchaser is treated as a “disregarded entity,” the conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser will not be recognized.

(q)           Investment Company Act.  The Seller is regulated as a business development company under the 1940 Act.

(r)            ERISA.  (i) Neither the Seller nor, except as would not reasonably be expected to result in a Material Adverse Effect, any member of its Controlled Group, has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to any Plan.

(ii)            On each day when the Seller is subject to ERISA and/or Section 4975 of the Code: (A) the Collateral Manager is the investment manager of the Borrower pursuant to the Loan Agreement, which agreement is in full force and effect; (B) pursuant to the Loan Agreement, the disposition of the Seller’s assets is subject to the discretionary authority of the Collateral Manager; (C) the Seller is an investment fund (as defined in Part VI(b) of the QPAM Exemption); (D) the terms of the transactions contemplated by the Transaction Documents were negotiated on behalf of the Borrower by the Collateral Manager, which satisfies the conditions to be a QPAM within the meaning of the QPAM Exemption; (E) the conditions of Part I of the QPAM Exemption are satisfied with respect to the Seller’s entering into and performance of the Loan Agreement, each Loan made thereunder, and the transactions contemplated by the Transaction Documents; and (F) none of any Lender, the Administrative Agent or any Affiliate of any of the foregoing has rendered (or has any responsibility or authority to render) investment advice (within the meaning of Section 3(21) of ERISA and Section 4975(e)(3) of the Code) with respect to any moneys or other property of the Seller that would cause any Lender, the Administrative Agent or any Affiliate of the of the foregoing to be deemed a “fiduciary” within the meaning of Section 3(21) of ERISA and Section 4975(e)(3) of the Code with respect to the assets of the Seller involved in any Loan or other transaction, and none of any Lender, the Administrative Agent or any Affiliate of any of the foregoing is otherwise a fiduciary with respect to the assets of the Seller involved in any Loan or other transaction under the Transaction Documents (including in connection with its retention or exercise of any rights under the Transaction Documents).

(s)            Compliance with Law.  The Seller has complied in all material respects with all Applicable Law to which it may be subject, and no item of Conveyed Assets contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(t)             No Material Adverse Effect.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller since the Closing Date (provided that, the withdrawal of the Seller’s election to be regulated as a business development company shall not constitute a Material Adverse Effect on the Seller).

(u)            Full Payment.  As of the related Transfer Date, the Seller had no knowledge of any fact which should lead it to expect that any Loan which is being sold, conveyed or transferred to the Purchaser on such Transfer Date will not be repaid by the applicable Obligor in full.

(v)            Accuracy of Representations and Warranties.  Each representation or warranty by the Seller contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Seller pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects.

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(w)           Sanctions.   None of the Seller nor any Person directly or indirectly Controlling the Seller (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Seller’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To each such Person’s knowledge, no investor in such Person is a Sanctioned Person. The Seller will notify each Lender and Administrative Agent in writing promptly after becoming aware of any breach of this section.

(x)             BDC Status. The Seller will use its best efforts to continue to be regulated as a business development company under the 1940 Act.

Section 3.2             Representations and Warranties Regarding the Loans and Information.

By its execution of this Agreement, the Seller hereby represents to the Purchaser as of the date hereof, as of each Transfer Date and as of each Funding Date that:

(a)            Eligibility of Collateral.  As of the related Transfer Date, the Seller has conducted such due diligence and other review as it considered necessary with respect to each Loan set forth on Schedule 1 hereto.  As of each Transfer Date, (i) the Loan List and the information contained on Schedule 1 hereto is an accurate and complete listing in all material respects of all Loans included in the Conveyed Assets as of the related Transfer Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Transfer Date, (ii) any Underlying Assignment Agreement with respect to each such Loan is true, correct and complete as of the related Transfer Date, (iii) each such Loan is an Eligible Loan as of the related Transfer Date, (iv) as of the related Transfer Date, each such Loan is free and clear of any Lien of any Person (other than Permitted Liens and any Lien which will be released contemporaneously with the sale or transfer thereof to the Purchaser), is in compliance in all material respects with all Applicable Laws and (v) with respect to each such Loan included in the Conveyed Assets, as of the related Transfer Date, all material consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the granting of a security interest in such Conveyed Assets to the Purchaser have been duly obtained, effected or given and are in full force and effect.

(b)            No Fraud.  Each Loan originated by the Seller was originated without any fraud or material misrepresentation by the Seller, or to the best of the knowledge of a Responsible Officer of the Seller as of the related Transfer Date, by the related Obligor and each Loan originated by an unaffiliated third party which was purchased by the Seller and sold or transferred to the Purchaser hereunder was, to the best of the Seller’s knowledge as of the related Transfer Date, originated without any fraud or misrepresentation by the relevant originator or relevant Obligor.

(c)            Information.  All information provided by the Seller either to the Purchaser or the Administrative Agent with respect to each Loan or otherwise hereunder is true, correct and complete in all material respects; provided that, to the extent any such information was prepared by the Seller based upon information furnished to the Seller by an Obligor or any other third party, such information is true, correct and complete in all material respects to the best of the knowledge of the Seller as of the date furnished or, if set forth therein, an earlier applicable date.

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Section 3.3             Representations and Warranties of the Purchaser.

By its execution of this Agreement, the Purchaser hereby represents to the Seller as of the date hereof and as of each Transfer Date that:

(a)            Organization and Good Standing. The Purchaser has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b)            Due Qualification.  The Purchaser is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.  This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(c)            Power and Authority; Due Authorization; Execution and Delivery.  The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party and all other documents and agreements contemplated hereby and thereby, and (b) carry out the terms of the Transaction Documents to which it is a party and all other documents and agreements contemplated hereby and thereby, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and all other documents and agreements contemplated hereby and thereby.

(d)            Binding Obligation.  Each Transaction Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)            All Consents Required.  All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Purchaser of each Transaction Document to which it is a party have been obtained, except for filings of UCC-1 financing statements in connection with the transactions contemplated by the Transaction Documents.

(f)             No Violations. The execution, delivery and performance of each Transaction Document to which it is a party and any and all instruments or documents required to be executed or delivered pursuant to or in connection herewith or therewith and the fulfillment of the terms thereof will not (i) violate any Governing Documents of the Purchaser or any Contractual Obligation of the Purchaser in any material respect, (ii) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the Purchaser’s properties pursuant to the terms of any such Contractual Obligation, other than as specifically set forth in the Loan Agreement, or (iii) violate any Applicable Law in any material respect.

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(g)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Purchaser is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV
Perfection of Transfer
and Protection of Security Interests

Section 4.1             Custody of Loan.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller shall deliver copies (or originals, if required by the definition of Required Loan Documents) of the Required Loan Documents to the Collateral Custodian.

Section 4.2             Filing.

Each of the Seller and the Purchaser hereby authorizes the Collateral Manager and the Administrative Agent to prepare and file such UCC financing statements (including but not limited to amendment, renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager or the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3             Changes in Name, Corporate Structure or Location.

If any change in the Seller’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Assets seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, no later than fifteen (15) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s and the Administrative Agent’s respective interests in the Conveyed Assets.

Section 4.4             Costs and Expenses.

The Purchaser will be obligated to pay all reasonable invoiced costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Conveyed Assets (including, without limitation, the security interests provided for in the Loan Agreement).

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Section 4.5             Sale or Capital Contribution Treatment.

The Seller and the Purchaser shall treat the transfer of Conveyed Assets made hereunder for all purposes as a sale and purchase or a capital contribution on all of its relevant books and records; provided that, solely for federal income tax reporting purposes, so long as the Purchaser is treated as a “disregarded entity,” the conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser will not be recognized.

ARTICLE V
Covenants

Section 5.1             Covenants of the Seller.

The Seller makes the following covenants on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Administrative Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party:

(a)            Existence.  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(b)            Security Interests.  Except as otherwise permitted herein and in the Loan Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Assets (other than any Permitted Lien).  Promptly after a Responsible Officer of the Seller has knowledge thereof, the Seller will notify the Purchaser and the Administrative Agent of the existence of any Lien on any Conveyed Assets (other than any Permitted Lien); and the Seller shall defend the respective right, title and interest of the Purchaser in, to and under the Conveyed Assets against all claims of third parties; provided that nothing in this Section 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Conveyed Assets. The Seller shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Purchaser granted by the Seller hereunder in all Conveyed Assets which have not been released pursuant to the Loan Agreement.

(c)            Compliance with Law.  The Seller hereby agrees to comply in all material respects with all requirements of law applicable to it including those with respect to the Conveyed Assets or any part thereof.

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(d)            Location.  The Seller shall not move its jurisdiction of formation outside of the State of Maryland without 15 days’ prior written notice to the Purchaser and the Administrative Agent.

(e)            Merger or Consolidation of the Seller.

(i)            Any Person into which the Seller may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Seller is a party, or any Person succeeding, whether by acquisition of or transfer to such Person of substantially all of the assets and the business of the Seller, shall be the successor to the Seller hereunder and the other Transaction Documents to which the Seller is a party, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii)           Upon the merger or consolidation of the Seller or transfer of substantially all of its assets and its business as described in this Section 5.1(e), the Seller shall provide the Administrative Agent and the Purchaser notice of such merger, consolidation or transfer of substantially all of the assets and business within 15 days after completion of the same.

(f)             Regulatory Filings.  The Seller may make, or cause to be made, any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Seller as may be necessary or that the Seller deems advisable to comply with any federal or state securities or reporting requirements laws relating to the transactions contemplated by the Transaction Documents or as may be otherwise required by Applicable Law.

(g)            Collections.  All Collections (other than the Seller Retained Interest) received by it with respect to the Conveyed Assets transferred hereunder shall be held in trust for the benefit of the Purchaser and the Administrative Agent, as collateral assignee of the Purchaser, for the benefit of the Secured Parties, until deposited into the Collection Account within two (2) Business Days after receipt.

(h)            Notice of Default.  The Seller will furnish to the Purchaser (with a copy to the Administrative Agent), promptly upon a Responsible Officer of the Seller becoming aware thereof, notice of the occurrence of any event with respect to the Seller which constitutes a Default or an Event of Default.

(i)             Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.  The Seller shall and each Person directly or indirectly Controlling the Seller shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering.

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(j)             Compliance with Sanctions.  None of the Seller nor any Person directly or indirectly Controlling the Seller will, directly or, to the knowledge of the Seller, indirectly, use the proceeds of any Advance under the Loan Agreement, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Seller shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Seller will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this section.

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ARTICLE VI
Indemnification by THE SELLER

Section 6.1             Indemnification.

(a)            Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify the Purchaser, any assignee of the Purchaser and any such Persons’ respective assigns and officers, directors, members, managers, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party arising out of or as a result the items described below, excluding, however, any Indemnified Amounts (1) that have the effect of recourse for non-payment of the Loans due to any Obligor’s bankruptcy, insolvency, lack of creditworthiness or financial inability to pay or (2) to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party; provided, that, for the avoidance of doubt, the obligations of the Seller set forth in Section 7.1 shall constitute the sole recourse to the Seller for any breach of the representations or warranties set forth in Section 3.2(a)(iii) or the matters described in clause (ii) below with respect to any Loan.  If the Seller has made any indemnity payment pursuant to this Section 6.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Seller an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.  Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party) relating to or resulting from:

(i)            any representation or warranty made or deemed made by the Seller or any of its respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii)            the failure of any Loan acquired hereunder to be an Eligible Loan as of the related Transfer Date;

(iii)           the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed by the Seller in connection with this Agreement, or with any Applicable Law, with respect to any Conveyed Assets or the nonconformity of any Conveyed Assets with any such Applicable Law;

(iv)          the failure to vest and maintain vested in the Purchaser an undivided ownership interest in the Conveyed Assets, together with all Collections (other than the Seller Retained Interest), free and clear of any Lien (other than Permitted Liens) whether existing at the time of sale or transfer hereunder or at any time thereafter;

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(v)           the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to the security interest granted by the Seller in any Conveyed Assets, whether at the time of sale or transfer hereunder or at any subsequent time if such failure or delay (i) was caused by the Seller, (ii) could have been cured by the Seller and such cure was not effected in a timely manner or (iii) resulted from a failure or delay by the Seller to confirm satisfactory completion in a timely manner of any and all actions requested in order to maintain compliance with the UCC or such other Applicable Law;

(vi)          any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Conveyed Assets existing at the related Transfer Date (including, without limitation, a defense based on the Conveyed Assets not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)         any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Seller to perform its duties under any Underlying Instruments related to the Conveyed Assets;

(viii)        any inability of the Purchaser or any Secured Party to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report;

(ix)           any action taken by the Seller in the enforcement or collection of any Conveyed Assets;

(x)            any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort relating to events occurring on or prior to the related Transfer Date and arising out of or in connection with the Underlying Assets or services that are the subject of any Conveyed Asset;

(xi)           the failure by the Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Conveyed Assets;

(xii)          the commingling by the Seller of Collections on the Conveyed Assets at any time with other funds of the Seller;

(xiii)         any investigation, litigation or proceeding related to this Agreement or the use of proceeds by the Seller from sales or transfers of Conveyed Assets executed hereunder or the security interest in the Conveyed Assets;

(xiv)         any failure by the Purchaser to give reasonably equivalent value to the Seller, in consideration for the transfer by the Seller to the Purchaser of any item of Conveyed Assets or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

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(xv)          the failure of the Seller or any of its agents or representatives to remit to the Purchaser or the Collateral Custodian, as applicable, Collections (other than the Seller Retained Interest) on the Conveyed Assets remitted to the Seller or any such agent or representative as provided in this Agreement.

(b)            Any amounts subject to the indemnification provisions of this Section 6.1 shall be paid by the Seller to the Indemnified Party pursuant to Section 2.7 or Section 2.8 of the Loan Agreement, as applicable, on the later of the next Payment Date and 30 days after the Purchaser’s receipt of such Person’s demand therefor accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c)            If for any reason the indemnification provided above in this Section 6.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party on the one hand and the Seller on the other hand as well as any other relevant equitable considerations; provided that the Seller shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 6.1(a).

(d)            The obligations of the Seller under this Section 6.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Custodian or any Lender and the termination of this Agreement and the Loan Agreement.

(e)            This Section 6.1 shall not apply with respect to Taxes other than any Taxes representing damages, losses, claims, liabilities and related costs and expenses arising from any non-Tax claims.

(f)             Notwithstanding anything contained in this Section 6.1 or otherwise in this Agreement or in any other Transaction Document, the Seller shall not be liable to any Indemnified Party or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document entered into by the Seller.

(g)            An Indemnified Party shall promptly notify the Seller if a claim is made by a third party with respect to this Agreement, and the Seller may assume (with the consent of the Indemnified Party) the defense and any settlement of any such claim and pay all reasonable invoiced out-of-pocket expenses in connection therewith, including reasonable invoiced counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim.  If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld with respect to any claim, the Seller shall be relieved of its indemnification obligations hereunder with respect to such claim.  The parties agree that the provisions of this Section 6.1 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected amounts payable under any Loan.

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Section 6.2             Liabilities to Obligors.

The Seller hereby acknowledges and agrees that, except for any Unfunded Exposure Amount, no obligation or liability of the Seller to any Obligor under any of the Loans is intended to be assumed by the Purchaser, the Collateral Manager, the Administrative Agent, the Collateral Custodian or the Lenders under or as a result of this Agreement and the transactions contemplated hereby and under the other Transaction Documents, and the Administrative Agent for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.2.

Section 6.3             Limitation on Liability.

The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement.  The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller shall be reimbursed by the Purchaser (subject to the availability of funds in accordance with Section 2.7 or Section 2.8 of the Loan Agreement, as applicable) for any liability or expense incurred by reason of the Purchaser’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or the other Transaction Documents and that in its opinion may involve it in any expense or liability.

ARTICLE VII
optional and mandatory repurchases

Section 7.1             Mandatory Repurchases.

(a)            Upon discovery by a Responsible Officer of the Seller, the Purchaser (or the Collateral Manager on its behalf) or the Collateral Custodian that a Loan was not an Eligible Loan on its Transfer Date (each such Loan, an “Ineligible Loan”), the party discovering the same shall give prompt written notice to the other party hereto, the Administrative Agent, the Collateral Custodian and the Collateral Manager.  Within ten (10) Business Days of the earlier of its discovery or its receipt of notice of any such Ineligible Loan, the Seller shall (i) promptly cure such breach to the satisfaction of the Administrative Agent or (ii) repurchase the Loan by depositing in the Collection Account an amount equal to the Transfer Deposit Amount of such Loan as of the date of the purchase thereof from the Purchaser.

(b)            Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing and subject to Section 2.14 of the Loan Agreement, no consents (other than the consent of the Collateral Manager on behalf of the Purchaser) shall be required in connection with a mandatory repurchase pursuant to this Section 7.1. Such repurchase obligations constitute the sole remedy available for a breach of Section 3.2(a)(iii).

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Section 7.2             Reassignment of Repurchased Loans.

Upon receipt by the Collateral Custodian for deposit in the Collection Account of the Repurchase Price in the case of any repurchased Loan, the Purchaser hereby assigns to the Seller, unless the Administrative Agent is otherwise notified at the time of the sale, all of the Purchaser’s right, title and interest in the Conveyed Assets being repurchased without recourse, representation or warranty.  Such reassigned Loan (together with the other Conveyed Assets related thereto) shall no longer thereafter be deemed a part of the Conveyed Assets.

Section 7.3             Discretionary Sales.

The Purchaser shall be permitted to sell, transfer or otherwise dispose of the Conveyed Assets in accordance with and subject to the terms of Section 2.14 of the Loan Agreement, provided that the aggregate principal balance of all Loans which, on a cumulative basis from the Closing Date, are sold by the Purchaser to the Seller or any other Affiliate, other than (x) any sale of a Loan in connection with a refinancing or repayment by the related Obligor, (y) any other bankruptcy remote special purpose vehicle subject to a credit facility, indenture or other financing document with a third-party lender, agent or trustee or (z) any mandatory repurchase pursuant to Section 7.1 or 7.2 above, shall not exceed 15% of the aggregate outstanding balance of all Loans then owned by the Purchaser as of the date of such sale (such aggregate outstanding balance of Loans to be calculated prior to giving effect to such sale or any other proposed sale, transfer or disposition on such date).

ARTICLE VIII
Miscellaneous

Section 8.1             Amendment.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent.

Section 8.2             Governing Law.

(a)            This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York.

(b)            EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

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Section 8.3             Notices.

All notices, demands, certificates, requests, directions and communications hereunder shall be in writing (which shall include facsimile communication and communication by e-mail and faxed, e-mailed or delivered, to each party hereto, at its address set forth in Schedule 2 hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto) and shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective on the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at such recipient’s address for notices set forth in Schedule 2.

Section 8.4             Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.5             Third Party Beneficiaries.

The parties hereto hereby manifest their intent that the Administrative Agent, on behalf of the Secured Parties, the Administrative Agent and the Lenders (and, solely with respect to Section 6.1, any other Indemnified Parties) are express third party beneficiaries of this Agreement and that no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.  By execution of this Agreement, the parties hereto acknowledge that the Collateral Manager will be exercising the rights and performing certain duties of the Purchaser hereunder pursuant to Section 6.2 of the Loan Agreement.  For the avoidance of doubt, the Administrative Agent shall be entitled to each of the rights, protections and indemnities set forth in the Loan Agreement when acting under this Agreement.

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Section 8.6             Counterparts.

This Agreement (and each amendment, modification, and waiver in respect thereof) may be executed by facsimile signature and in several counterparts (including by e-mail (.PDF) or facsimile transmission), each of which shall be an original and all of which shall together constitute but one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 8.7             Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8             No Bankruptcy Petition; Disclaimer.

(a)            The Seller covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Loan Agreement or, if longer, the applicable preference period then in effect, it will not institute against the Purchaser (in the case of the Seller), or join any other Person in instituting against the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.  This Section 8.8 will survive the termination of this Agreement.

(b)            The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Administrative Agent for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9            Jurisdiction; Waivers.

Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it the address set forth in Schedule 2.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.9 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages.

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Section 8.10          No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.11          Successors and Assigns; Assignment to Administrative Agent.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the parties hereto acknowledges that the rights of the Purchaser under this Agreement are hereby collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Agreement.

Section 8.12          Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Loan Agreement.

Section 8.13          Limited Recourse.

(a)            No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller, the Purchaser or the Collateral Manager as contained in this Agreement, the Loan Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of Seller, the Purchaser or the Collateral Manager by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller, the Purchaser and the Collateral Manager contained in this Agreement, the Loan Agreement and all of the other agreements, instruments and documents entered into by any such Person pursuant hereto or in connection herewith are, in each case, solely the corporate, limited liability company or limited partnership obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by such Person or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of such Person under or by reason of any of the obligations, covenants or agreements of the Seller, the Purchaser or the Collateral Manager contained in this Agreement, the Loan Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Seller, the Purchaser and the Collateral Manager and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Seller, the Purchaser and the Collateral Manager, or any of them, for breaches by the Seller, the Purchaser or the Collateral Manager of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement and each other Transaction Document; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Seller, the Purchaser or the Collateral Manager to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

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(b)            Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto or assignee thereof or any other Person against any party hereto, the Administrative Agent, the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each party hereto and its assignees (including the Administrative Agent as collateral assignee of the rights of the Purchaser hereunder) hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)            No recourse shall be had for the payment of any amount owing by the Purchaser, the Seller or the Collateral Manager under this Agreement, any Transaction Document or for the payment by the Purchaser, the Seller or the Collateral Manager of any fee in respect hereof or any other obligation or claim of or against the Purchaser, the Seller or the Collateral Manager arising out of or based upon this Agreement or any Transaction Document, against any employee, officer, director, shareholder, partner, member or manager of the Purchaser, the Seller or the Collateral Manager or of any Affiliate of such Person (other than the Purchaser, the Seller or the Collateral Manager, as applicable).  Recourse in respect of any obligations of the Purchaser under this Agreement shall be limited to the Collateral (the proceeds of which are to be applied in accordance with Section 2.7 and Section 2.8 of the Loan Agreement) and on the exhaustion thereof all claims against the Purchaser hereunder shall be extinguished.  The provisions of this Section 8.13 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

NMF SLF I, INC.

By:
Name:
Title:

NMF SLF I SPV, L.L.C.

By: New Mountain Finance Advisers BDC, L.L.C., its Manager

By:
Name:
Title:

Signature Page to Loan Sale Agreement

Acknowledged and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as herein expressly provided, but solely as the Administrative Agent

By:
Name:
Title:

Signature Page to Loan Sale Agreement

SCHEDULE 1

LOANS

None as of the Closing Date

SCHEDULE 2

NOTICE INFORMATION

Seller:

NMF SLF I, INC.

787 Seventh Avenue, 49th Floor
New York, NY 10019
Attention:  Shiraz Kajee and Holly Lau
Fax:  (212) 720-0351

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue
New York, New York 10022
Attention: Daniel V. Oshinsky
Fax:  (212) 593-5955
Email: daniel.oshinsky@srz.com

Purchaser:

NMF SLF I SPV, L.L.C.

787 Seventh Avenue, 49th Floor
New York, NY 10019
Attention:  Shiraz Kajee and Holly Lau
Fax:  (212) 720-0351

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue
New York, New York 10022
Attention: Daniel V. Oshinsky
Fax:  (212) 593-5955
Email: daniel.oshinsky@srz.com

Collateral Custodian:

Wells Fargo Bank, National Association
Corporate Trust Services Division
9062 Old Annapolis Rd.
Columbia, Maryland  21045
Attn:  CDO Trust Services – New Mountain Capital
Fax:  (410) 715-3748
Phone: (410) 884-2000

Administrative Agent:

Wells Fargo Bank, National Association
Duke Energy Center
550 S. Tryon Street
Charlotte, NC 28202
Facsimile:  (704) 410-2430

EXHIBIT A

FORM OF LOAN ASSIGNMENT

LOAN ASSIGNMENT NO.  ___, dated as of ______________, from NMF SLF I, INC. (the “Seller”) to NMF SLF I SPV, L.L.C. (the “Purchaser”).

(A)           We refer to the Loan Sale Agreement, dated as of December 23, 2020 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Purchaser.

(B)            Defined Terms.  All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Transfer Date” shall mean, with respect to the Loans designated hereby, _____________, _____.

(C)            Designation of Loan Assets.  Within the time period specified in the Loan Agreement, Seller will deliver the Loan File with respect to such Loans transferred and assigned hereunder, and shall be as of the date of this Loan Assignment incorporated into and made part of this Loan Assignment and is marked as Schedule I hereto.

(D)           The Seller does hereby sell or transfer to the Purchaser, and the Purchaser hereby acquires or accepts from the Seller, all right, title and interest of the Seller (whether now owned or hereafter acquired) in the Loan Assets that are identified by the Seller as of the Transfer Date, which are listed on Schedule I.

(E)           This Loan Assignment is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Seller is a party.  The Seller acknowledges and agrees that the Purchaser is accepting this Loan Assignment in reliance on the representations, warranties and covenants of the Seller contained in the Transaction Documents to which the Seller is a party.  The Seller hereby certifies to the Purchaser that all of the representations and warranties in Section 3.2 of the Agreement are true, accurate and complete as of the Transfer Date referenced above.

(F)            Ratification of the Agreement.  The Agreement is hereby ratified, and all references to the “Loan Sale Agreement,” to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Assignment.  Except as expressly amended hereby, all the representations, warranties, terms covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non–compliance with any term or provision of the Agreement.

A-1

(G)            Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance or transfer of the Loan Assets by the Seller to the Purchaser pursuant to this Loan Assignment in each and every case is intended to be, is and shall be treated for all purposes (other than tax purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Loans Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing, a debt or any other obligation and (ii) such Loan Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Insolvency Law; provided that, solely for federal income tax reporting purposes, so long as the Purchaser is treated as a “disregarded entity,” the conveyance and transfer of the Loan Assets by the Seller to the Purchaser will not be recognized.  It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Loan Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, in the event that notwithstanding such intent and agreement, any such Loan Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Loan Assets (whether now existing or hereafter created).  For such purposes, this Agreement shall constitute a security agreement under the UCC as in effect in the State of New York, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise under the Agreement in favor of the Purchaser.

(H)           THIS LOAN ASSIGNMENT NO. [____] SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

[Remainder of Page Intentionally Left Blank]

A-2

IN WITNESS WHEREOF, the Seller has caused this Loan Assignment to be executed by its duly authorized signatory as of the date first above written.

NMF SLF I, INC., as the Seller

By:
Name:
Title:

Signature Page to Loan Assignment

SCHEDULE I TO EXHIBIT A

SEE ATTACHED